UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2006.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

            On January 12, 2006, the Company issued 100,000 units (each a “Unit”) to two entities due to the final closing of the Company’s private placement at $0.50 per Unit for total proceeds of $50,000.  Each Unit consists of one share of common stock of the Company, one share purchase warrant and one piggyback warrant, with each warrant entitling the holder to purchase one additional share of common stock of the Company at US$1.15 per warrant share until January 31, 2006, and each piggyback warrant entitling the holder to purchase one additional share of common stock of the Company at US$2.00 per piggyback warrant share until September 30, 2006, only if the warrants are first exercised.  The Company believes that such issuances are exempt from registration as the securities were issued to the individuals through an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

            The funds received from the investors mentioned above have been and will be used for property exploration expenses, salaries, consultant fees, consultant expenses, general and administrative expenses, working capital and property acquisition payments.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2006

                                                                        MAGNUS INTERNATIONAL RESOURCES INC.

                                                                        By:       /s/ Pete Smith
                                                                        Name:  Pete Smith
                                                                        Title:     Director